SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        SOUTHEASTERN MICHIGAN GAS COMPANY
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ________________________________________________________________________
     2) Aggregate number of securities to which transaction applies:
        ________________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ________________________________________________________________________
     4) Proposed maximum aggregate value of transaction:
        ________________________________________________________________________
     5) Total fee paid:
        ________________________________________________________________________
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ________________________________________________________________________
     2) Form, Schedule or Registration Statement No.:
        ________________________________________________________________________
     3) Filing Party:
        ________________________________________________________________________
     4) Date Filed:
        ________________________________________________________________________

                                     [LOGO]
                                  SOUTHEASTERN
                              MICHIGAN GAS COMPANY



               NOTICE OF SPECIAL MEETING OF PREFERRED SHAREHOLDERS
                         TO BE HELD ON January 30, 1997



     A Special Meeting of Preferred Shareholders of Southeastern Michigan Gas Company (the Company) will be held at 405 Water Street, Port Huron, Michigan, on Thursday, January 30, 1997 at 2:00 p.m., for the following purposes:

          I. To approve a merger of Battle Creek Gas Company (BCGas) and Michigan Gas Company (MiGas) into the Company. BCGas, MiGas and the Company are all subsidiaries of Southeastern Michigan Gas Enterprises, Inc.

         II. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Preferred Shareholders of record at the close of business on December 13, 1996, may vote at the meeting or at any adjournment thereof.

     Whether or not you expect to attend the meeting, please sign, date and return the accompanying proxy in the enclosed envelope, which requires no postage if mailed in the United States. If you should attend, you may vote in person, if you wish, whether or not you have sent in your proxy. Thank you for your continuing support.

                                        By order of the Board of Directors


                                        Kurt A. Angermeier, Secretary









                         2915 Lapeer Road  P.O. Box 5004
                         Port Huron, Michigan 48061-5004

                                     [LOGO]
                                  SOUTHEASTERN
                              MICHIGAN GAS COMPANY
                     2915 Lapeer Road, Port Huron, MI  48060



                                 PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of Southeastern Michigan Gas Company (the Company) for use at a Special Meeting of Preferred Shareholders of the Company on Thursday, January 30, 1997, at
2:00 p.m., and any adjournments thereof, to be held at 405 Water Street, Port Huron, Michigan.

     This Proxy Statement relates to the proposed merger (the Merger) of Battle Creek Gas Company (BCGas) and Michigan Gas Company (MiGas) into the Company. The Company, BCGas and MiGas are all subsidiaries of Southeastern Michigan Gas Enterprises, Inc. (Enterprises). The Company, BCGas and MiGas are all gas distribution companies serving customers in Michigan.

     After the Merger: (1) Enterprises will continue to own all of the Common Shares of the Company; (2) each Common Share of BCGas and MiGas will be cancelled; and (3) each Common Share and Preferred Share of the Company will remain unchanged, except for Preferred Shares owned by Dissenting Shareholders who receive cash for their shares as discussed below.

     The Merger will not take place unless approved by the holders of two-thirds of the outstanding Preferred Shares of the Company. See "STOCK OUTSTANDING, VOTING RIGHTS AND VOTES REQUIRED." The Company's Board believes the proposed Merger will provide benefits to the Company and its shareholders, including Preferred Shareholders, by facilitating more cost-effective and efficient operations. The Board recommends approval of the Merger.

     A Preferred Shareholder giving the enclosed proxy (or his authorized representative) may revoke it any time before it is exercised by executing a subsequent proxy, by oral or written notice to the Company or by voting in person at the meeting. Preferred Shareholders have Dissenters' Rights. See "DISSENTING SHAREHOLDERS' RIGHTS." A Preferred Shareholder revoking the enclosed proxy may then exercise his right to dissent. So, even if you think that you may want to dissent (but are not sure), the Company requests that you sign, date and return the accompanying proxy in the enclosed envelope.

     The Company will bear the cost of soliciting proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Preferred Shares. In addition to mailings, proxies may be solicited by personal interview, telephone or telegraph by certain of the Company's employees without compensation. The Company may also retain and compensate one or more outside organizations to assist in soliciting proxies.

     It is expected that the proxy materials will be mailed to Preferred Shareholders on or about December 20, 1996.

               STOCK OUTSTANDING, VOTING RIGHTS AND VOTES REQUIRED

     Only Preferred Shareholders of record on the Company's stock transfer books at the close of business on December 13, 1996 (the record date) may vote at the meeting.

     The Company had 31,000 Preferred Shares, $100 Par Value (Preferred Shares), outstanding on the record date. A majority of the Preferred Shares entitled to vote constitutes a quorum. Two-thirds of the outstanding Preferred Shares (20,667) must be voted in favor of the Merger in order for the Merger to be approved. Therefore, if you do not vote your Preferred Shares, you will be treated as having voted against the Merger.

     In total, the Company's management owns less than one percent of the Company's Preferred Shares and less than one percent of Enterprises' Common Shares. Enterprises owns 470 of the Company's Preferred Shares (1.5%) and, of course, all of the Company's Common Shares. Mr. Douglas Bridges is the record holder of 3,543 shares (about 11.4%) of the Preferred Shares. Mr. Bridges holds these shares as a trustee. He resides at 50 Bishop Avenue, Coldwater, Michigan 49036.


                          AGREEMENT AND PLAN OF MERGER

A. BACKGROUND AND REASONS FOR MERGER. In 1977, Enterprises was organized for the purpose of becoming the parent of the Company. Effective November 1, 1977, the Company's common shares was converted on a share-for-share basis into common shares of Enterprises. The Company's Preferred Shares were not changed.

     Subsequently, Enterprises became the sole shareholder of BCGas and MiGas.

     Each of the three subsidiaries have implemented procedures to make operations more efficient and cost-effective, for the benefit of shareholders, employees and customers. Merging the three subsidiaries into one company is another step toward improving efficiency and quality of service.

B. IMPROVING OPERATIONS AND EFFICIENCIES. Among other things, the Merger should reduce administrative costs by: (i) facilitating consolidation (e.g. reducing three boards of directors to one); (ii) reducing record keeping and reporting requirements; (iii) allowing fuller utilization of capital assets and resources; and (iv) facilitating the flexibility necessary to respond to changing conditions.

C. BENEFITS FOR PREFERRED SHAREHOLDERS. The Merger will make the combined net earnings from all three subsidiaries available for dividends and redemptions of the Company's Preferred Shares.

     In 1995, the Company earned $5,400,000 while BCGas earned $2,000,000 and MiGas earned $4,200,000.

     The annual dividend requirement for the Company's Preferred Shares is $178,000. The Company has the right to redeem Preferred Shares at $105 per share ($3,255,000 for all Preferred Shares). The Company does not currently contemplate any redemptions.

     Neither BCGas nor MiGas have any preferred shares outstanding. Currently, because Enterprises owns all of the common shares of BCGas and MiGas, it has priority over the Company's Preferred Shareholders with respect to the earnings of BCGas and MiGas. After the Merger, the opposite will be true; all dividends, and any other payments, due the Company's Preferred Shareholders will have to be fully paid before the Company's common shareholder (Enterprises) can share in the earnings of BCGas and MiGas.

D. TAX CONSEQUENCES. The Merger will have no tax consequences for any shareholders except for Preferred Shareholders who dissent and receive cash for their Preferred Shares (Dissenting Shareholders).

     A Dissenting Shareholder will be treated as if his Preferred Shares were sold for the cash he receives. A Dissenting Shareholder will recognize a taxable gain to the extent that the cash he receives is greater than his tax basis for those Preferred Shares. If the cash received by a Dissenting Shareholder is less than his tax basis, then he will recognize a loss for tax purposes equal to the difference.

     Generally, any gain or loss will be a capital gain or capital loss. However, a Preferred Shareholder who is a stock broker, and holds the Preferred Shares as part of his inventory, would be treated as having realized an ordinary gain or ordinary loss.

     If a Dissenting Shareholder bought his Preferred Shares, then his tax basis is equal to what he paid. If a Dissenting Shareholder received his Preferred Shares as a gift, then his tax basis is the same as the tax basis of the person giving him the shares.

     The above discussion is included for general information and is based on current federal tax law. Dissenting Shareholders having any questions regarding state tax law or needing other tax guidance should consult with their own tax advisor.

E. MERGER'S EFFECT. The Merger will not affect the Company's Preferred Shares; Preferred Shareholders of the Company (other than Dissenting Shareholders) will continue to be Preferred Shareholders of the Company. Similarly, Enterprises will continue to be the only Common Shareholder of the Company. The common shares of BCGas and MiGas, which are all owned by Enterprises, will be cancelled. BCGas and MiGas will no longer exist as separate companies.

     The Merger will not change the Company's Articles of Incorporation.

F. THE BOARD'S RECOMMENDATION. The Company's Board of Directors has unanimously determined that the Merger is in the best interests of the Common and Preferred Shareholders of the Company and has approved the Plan of Merger.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE PREFERRED SHARES IS REQUIRED FOR APPROVAL OF THE PLAN OF MERGER.

     THE MERGER WILL NOT TAKE PLACE UNLESS SUCH APPROVAL IS OBTAINED. ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE PLAN.

     THE BOARD RECOMMENDS APPROVAL OF THE PLAN AND URGES EACH PREFERRED SHAREHOLDER TO VOTE "FOR" APPROVAL. PROXIES WHICH ARE EXECUTED BUT DO NOT INDICATE HOW THE PROXIES ARE TO BE VOTED WILL BE VOTED "FOR" APPROVAL OF THE PLAN.

G. WHEN EFFECTIVE. If Preferred Shareholders approve the Merger, a certificate of merger will have to be filed with the Michigan Department of Commerce in order for the Merger to occur. The Merger will become effective within 90 days of the filing of that certificate. The Company has reserved the right to unilaterally abandon the Merger at any time before it is effective, in case unforeseen circumstances arise which make the Merger not in the best interests of the Company's Preferred Shareholders and Common Shareholder.


                         DISSENTING SHAREHOLDERS' RIGHTS

     Each Preferred Shareholder has the right to dissent from the Merger and receive the fair value (discussed below) of his Preferred Shares in cash if the Shareholder follows the procedures required under the Michigan Business Corporation Act (MBCA), the material provisions of which are summarized below.

A. PROCEDURE TO DISSENT AND RECEIVE CASH IN RETURN FOR PREFERRED SHARES. To receive cash in exchange for his shares, a Preferred Shareholder must object to the Merger by:

     1. Delivering to the Company a written objection to the Merger, prior to the Special Meeting, including a statement of the Shareholder's intent to demand payment for his shares if the Merger is consummated; and

     2.   Not voting his Preferred Shares in favor of the Merger.

     Written objections must be signed by the Shareholder of record and include the Shareholder's address to which notice of approval of the Merger will be delivered. A Shareholder may not dissent as to less than all of his beneficially owned shares and a nominee or fiduciary may not dissent on behalf of a beneficial owner as to less than all of the Preferred Shares held for such beneficial owner.

     If the Merger is approved, the Company will send a form of payment demand to each Preferred Shareholder who objected to the Merger.

     To receive cash, a Preferred Shareholder must complete the payment demand form and send it with his Preferred Share certificates to the Company.

     After the Merger is completed, the Company will send payment in response to each payment demand. The amount of the payment will equal the Company's estimate of the fair market value of the Preferred Shares received, plus certain interest accrued. The payment will be accompanied by an explanation of how it was calculated and how a shareholder can demand payment of the amount that the shareholder believes is equal to the fair market value of his shares, plus accrued interest.

     The Company will determine the fair value of Preferred Shares based on the bid price of those Shares in the over-the-counter market. As of November 30, 1996, the bid price per share of the Preferred Shares was as follows:

               Series A  $62.63
               Series B  $57.25
               Series C  $57.25
               Series D  $57.25

B. POSSIBLE COURT PROCEEDINGS. If the Company and the Preferred Shareholder cannot agree on the amount to be paid, after 60 days the Company must start a proceeding in St. Clair County Circuit Court located in Port Huron, Michigan, in order for the Court to settle the disagreement. Generally, the Company will pay the expenses of the proceeding, which may include compensation to experts and attorneys. However, the Court may require the Preferred Shareholder to pay these expenses if the Court believes that the Shareholder has not acted in good faith.

C. OTHER CONSIDERATIONS. The MBCA provides that, in the absence of fraud or illegality, the right to dissent is the only remedy provided to a Shareholder objecting to the Merger.

     A PROXY OR VOTE AGAINST THE MERGER WILL NOT, BY ITSELF, BE REGARDED AS A WRITTEN OBJECTION FOR PURPOSES OF ASSERTING DISSENTERS' RIGHTS.

     THE ABOVE SUMMARY OF THE PROVISIONS REGARDING DISSENTERS' RIGHTS UNDER THE MBCA IS QUALIFIED IN ITS ENTIRETY BY THE TEXT OF SECTIONS 450.761-450.774 OF THE MBCA. THE TEXT OF THESE SECTIONS IS ATTACHED HERETO AS APPENDIX A.

     PREFERRED SHAREHOLDERS OF THE COMPANY INTENDING TO EXERCISE DISSENTERS' RIGHTS ARE URGED TO SEEK THE ADVISE OF COUNSEL. FAILURE TO COMPLY WITH
     ALL REQUIREMENTS OF THE MBCA WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.


                          COPY OF FORMAL PLAN AVAILABLE

     The Company undertakes to provide without charge to each person, including any beneficial owner to whom a copy of this Proxy Statement has been delivered, on the written or oral request of any such person, a copy of the Agreement And Plan of Merger. Requests for such copies should be directed to Secretary, Southeastern Michigan Gas Company, 2915 Lapeer Road, P.O. Box 5004, Port Huron, Michigan 48061-5004, telephone number (810) 987-7900, extension 4723.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP have been the auditors for the Company for over thirty
(30) years and have been appointed by the Board of Directors to continue in that capacity during 1996. No representative of Arthur Andersen is expected to attend the Preferred Shareholders Meeting.


                                 OTHER BUSINESS

     The management of the Company knows of no matters other than those above stated which are to be brought before the meeting. However, if any other such matters should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matters.

     It is important that proxies be returned promptly to avoid unnecessary expenses. Therefore, all Preferred Shareholders (even those planning to attend the meeting) are urged, regardless of the number of shares of stock owned, to sign, date and return the enclosed proxy in the business-reply envelope, also enclosed. Shareholders attending in person may withdraw their proxies and vote in person.

                                        By order of the Board of Directors


                                        Kurt A. Angermeier, Secretary

                                     [Logo]
                                  SOUTHEASTERN
                              MICHIGAN GAS COMPANY


                           Special Preferred Shareholders Meeting to be held at

                                                               405 Water Street
                                                     Port Huron, Michigan 48060

                                                 January 30, 1997, at 2:00 p.m.




                             YOUR VOTE IS IMPORTANT.
            Whether or not you plan to attend, you can be sure your
           preferred shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope.



              [arrow symbol] Detach Proxy Card Here [arrow symbol]

                                  SOUTHEASTERN
                              MICHIGAN GAS COMPANY
                     2915 Lapeer Road, Port Huron, MI  48060

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints _______________ and _______________, or either one of them, with power of substitution in each, proxies to vote, as designated on the reverse side, all of the undersigned's shares of Preferred Stock of SOUTHEASTERN MICHIGAN GAS COMPANY at the Special Meeting of Preferred Shareholders to be held on January 30, 1997, and any and all adjournments thereof.

Please date, sign exactly as name appears hereon, and mail promptly in the enclosed envelope which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If shares are held jointly, both owners must sign.

                                   Dated ________________________________, ____


                                   Signature ___________________________________

                                   Signature ___________________________________

                                                  (Continued on the other side)

              [arrow symbol] Detach Proxy Card Here [arrow symbol]

             PROPERLY EXECUTED PROXIES WILL BE VOTED AS MARKED AND,
              IF NOT MARKED, WILL BE VOTED FOR THE PLAN OF MERGER.

                                        Please Mark Your Choice Like This. [X]

--------------------------------------------------------------------------------
1. Plan of Merger -- The Board of Directors recommends a vote FOR the Plan of Merger.
     (Check Only One Box)

     A.   For the Plan of Merger  [  ]

     B.   Against the Plan of Merger  [  ]

     C.   Abstain (same effect as vote against)  [  ]

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2.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
     MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.
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                     (To be Dated and Signed on Other Side)